UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BIODRAIN MEDICAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

BIODRAIN MEDICAL, INC.

2915 Commers Drive, Suite 900

Eagan, Minnesota 55121

Telephone: (651) 389-4800

Dear Shareholder:

   You recently received a copy of the proxy statement relating to the Special Meeting of Shareholders (the “Special Meeting”) of BioDrain Medical, Inc. (the “Company”).  After we mailed the proxy statement, we discovered that the proxy card enclosed therewith reflected the correct meeting date of April 15, 2013, which is a Monday. The caption, however, erroneously referred to that date as a Tuesday. A corrected proxy card is attached hereto as Exhibit A. The date of the Special Meeting remains Monday, April 15, 2013. No revisions are being made to the previous proxy statement, as most recently amended on April 3, 2013 and filed with the Securities and Exchange Commission.

Please be advised that the day of the week listed on a particular proxy card will not affect the validity of the proxy granted thereby. Therefore, if you have already delivered a proxy with respect to the Special Meeting, you do not need to take any further action at this time unless you wish to revoke your proxy or change your vote on the proposal.  If you have not yet delivered a proxy, you may use the previously received proxy card, or you may use the attached corrected form of proxy card; either form will be accepted.

As stated in the proxy statement you received previously, you may revoke your proxy at any time before the final vote at the Special Meeting.  If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a timely written notice that you are revoking your proxy to our Secretary at 2915 Commers Drive, Suite 900, Eagan, Minnesota 55121.

•	You may attend the Special Meeting to vote in person. Attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank if you wish to revoke your proxy.

    The enclosed amended proxy card, along with the current version of the proxy materials for the Special Meeting, as previously amended, and our Annual Report on Form 10-K for the year ended December 31, 2012, are also available at www.Biodrainmedical.investorroom.com.

    Please accept our apology for any confusion this error may have caused.

.

By Order of the Board of Directors,

Sincerely,

Joshua Kornberg
President, Chief Executive Officer and Director

Eagan, Minnesota

April 10, 2013

2

EXHIBIT A

BIODRAIN MEDICAL, INC.

SPECIAL MEETING OF SHAREHOLDERS

Monday, April 15, 2013

1:00 p.m. (Central Time)

At the offices of

Maslon Edelman Borman Brand, LLP

3300 Wells Fargo Center

90 South Seventh Street

Minneapolis, Minnesota 55402

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 15, 2013:

The Proxy Statement and the Annual Report on Form 10-K of BioDrain Medical, Inc. are available at

www.Biodrainmedical.investorroom.com

BioDrain Medical, Inc.
2915 Commers Drive, Suite 900
Eagan, Minnesota 55121	PROXY

This proxy is solicited by the Board of Directors for use at the Special Meeting on April 15, 2013.

The shares of common stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Item 1.

The undersigned hereby appoints JOSHUA KORNBERG AND LAWRENCE W. GADBAW, and each of them individually, with full power of substitution, as Proxies to represent and vote, as designated below, all shares of common stock of BioDrain Medical, Inc. (the “Company”) registered in the name of the undersigned at the Special Meeting of Shareholders of the Company to be held at the offices of the Company’s counsel, Maslon Edelman Borman Brand, LLP, 3300 Wells Fargo Center, 90 South Seventh Street, Minneapolis, Minnesota 55402 at 1:00 p.m. (Central Time) on April 15, 2013 (if you need directions to the Special Meeting, please contact the Company at (651) 389-4800), and at any adjournment or postponement thereof, and the undersigned hereby revokes all proxies previously given with respect to the meeting.

See reverse for voting instructions

3

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided.

↑ Please detach here ↑

The Board of Directors Recommends a Vote FOR Item 1.

1.	To approve an amendment of the Company’s 2012 Stock Incentive Plan to increase the reserve of shares authorized for issuance and to increase the threshold of limitation on certain grants.	☐ FOR	☐ AGAINST	☐ ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSAL NO. 1.

Address Change? Mark Box ☐ Indicate changes below:	Date __________________________________

Signature(s) in Box

PLEASE DATE AND SIGN ABOVE exactly as name appears at the left indicating, where appropriate, official position or representative capacity.  For stock held in joint tenancy, each joint tenant should sign.

4